YRC WORLDWIDE updated adjusted ebitda presentation for new term loan Exhibit 99.2

Less restrictive covenants New Term Loan introduces a minimum LTM Adjusted EBITDA requirement of $200 million As defined under the new Term Loan Agreement, Adjusted EBITDA has been updated to reflect revised presentation ($ in millions) ($ in millions) (For the twelve months ended) (For the twelve months ended)

(a) Pursuant to the new Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the last twelve month consolidated Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges. ($ in millions) Ebitda reconciliation (consolidated)

($ in millions) EBitda reconciliation (segment) (a) Pursuant to the new Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the last twelve month consolidated Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges.